EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee

VolitionRx Limited

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 25, 2024, contained in this annual report on Form 10-K with respect to the consolidated financial statements of VolitionRx Limited, in its registration statements on Form S-3 (Registration Statement Nos. 333-195213, 333-227248, 333-227731, 333-236335 and 333-259783) and its registration statements on Form S-8 (Registration Statement Nos. 333-208512, 333-214118, 333-221054, 333-227565, 333-236336, 333-258133, 333-267692 and 333-273263).

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

March 25, 2024